Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-K of Rural Cellular Corporation for the year ended December 31, 2003, I, Richard P. Ekstrand, President and Chief Executive Officer of Rural Cellular Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	such Form 10-K for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Form 10-K for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Rural Cellular Corporation.

Date: March 5, 2004	/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer